Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated June 7, 2011 accompanying the financial statements of Westpoint Energy, Inc. which are included in this Form S-1 registration statement and amendments thereto.  We consent to the incorporation by reference in the registration statement of the aforementioned report.  We also consent to the reference to our firm under the heading “Experts” in the registration statement.

/s/ Robison, Hill & Co.
Robison, Hill & Co.
Certified Public Accountants

Salt Lake City, Utah
September 13, 2011